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                                                                   EXHIBIT 10.23

                               OPTION AGREEMENT

                                                  March 15, 1999

Mr. Scott Galin
G&G Retail Holdings, Inc.
520 Eighth Avenue
New York, NY 10018

Dear Scott:

      We are pleased to inform you that on March 15, 1999 the Board of Directors of G&G Retail Holdings, Inc. (the "Company") granted to you an option (the "Option") to purchase 2,500 shares (the "Shares") of Common Stock at a purchase price of $300.00 per share (the "Option Price").

      This Option is subject to all of the terms and conditions of the Company's 1999 Stock Option Plan, as from time to time amended (the "Plan"), a copy of which is attached hereto, provided, however, that no future amendment or termination of the Plan may, without your consent, alter or impair any of your rights or obligations under this Option. Certain provisions of the Plan are summarized in this Option Agreement, but we suggest that you read the Plan for a complete understanding of the terms and conditions governing this Option. Capitalized terms used, but not defined, in this Option Agreement are defined in the Plan.

      This Option expires on March 14, 2009. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

      This Option becomes exercisable with respect to 25% of the Shares effective immediately as of the date of grant (March 15, 1999) and will become exercisable with respect to an additional 25% of the Shares on each of the three succeeding anniversary dates of the date of grant (March 15, 2000, March 15, 2001 and March 15, 2002).

      If prior to August 28, 2003 (a) you voluntarily terminate your Employment without Good Reason; or (b) the Company or a Subsidiary terminates your Employment for Cause, then this Option will terminate forthwith with respect to all Shares.

      If prior to March 15, 2003 (a) you voluntarily terminate your Employment with Good Reason; or (b) the Company or a Subsidiary terminates your Employment for reasons other than for Cause; or (c) your Employment terminates by reason of your death or Disability, then, in any such case and notwithstanding anything in this Option Agreement or in Sections 2 and 3 of Article XII of the Plan to the contrary, this Option shall immediately become exercisable with respect to 100% of the Shares and you (or in the case of death, your personal representative or the person or persons to whom your rights under this Option pass by will or by applicable laws of descent and distribution)

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may exercise this Option at any time prior to March 14, 2009.

      If on or after March 15, 2003, your Employment terminates for any reason, then, notwithstanding anything in this Option Agreement or in Sections 2 and 3 of Article XII of the Plan to the contrary, you (or in the case of death, your personal representative or the person or persons to whom your rights under this Option pass by will or by applicable laws of descent and distribution) may exercise this Option with respect to 100% of the Shares at any time prior to March 14, 2009.

      As a condition to the grant of this Option, you covenant, warrant, represent and agree that unless the Shares are covered by an effective registration statement under the Act at the time of exercise, then the Shares will be acquired by you for investment and not for sale or distribution and, if the Company requests, you agree to execute and deliver to the Company a certificate to that effect at the time this Option is exercised. The Company will not be obligated to issue any Shares pursuant to the exercise of this Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act, or under any other state or Federal statute, regulation or ordinance affecting the sale of securities, until such shares have been so registered or otherwise qualified.

      You understand that under existing law, unless at the time this Option is exercised a registration statement under the Act is in effect as to the Shares,
(i) the Shares purchased by you may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restricts the number of Shares which may be sold and the manner in which Shares may be sold);
(iii) certificates for the Shares will bear a legend to the effect that such Shares have not been registered under the Act and may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (iv) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (v) the Company has undertaken no obligation to include the Shares in any registration statement which may be filed by it. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

      This Option may be exercised by delivering to the Company a written notice of election to exercise, in the form attached, together with an amount equal to the Option Price of the Shares to be purchased at that time. The Option Price may be paid as follows: (a) in cash (including check, bank draft or money order); (b) provided that the Company shall have publicly issued shares of Common Stock pursuant to a Qualified Public Offering, (i) by delivering shares of Common Stock already owned by you and having a fair market value on the date of exercise equal to the Option Price or a combination of such shares and cash; or (ii) pursuant to a Cashless Exercise; or (c) by any other proper method specifically approved by the Board of Directors.

      This Option shall be governed and construed in accordance with the substantive laws of the

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State of Delaware.

      Kindly evidence your acceptance of this Option and your agreement to the provisions of this Option Agreement and the Plan by executing below under the words "Accepted and Agreed."

                                    Sincerely,

                                    G&G RETAIL HOLDINGS, INC.

                                    By: /s/ Jay Galin
                                       -----------------------------
                                        Jay Galin
                                        Chairman of the Board
                                         and Chief Executive Officer

ACCEPTED AND AGREED:

 /s/ Scott Galin
--------------------
Scott Galin

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G&G Retail Holdings, Inc.
520 Eighth Avenue
New York, NY 10018

Gentlemen:

      Notice is hereby given of my election to purchase ____________ shares (the "Stock") of Class A Common Stock of G&G Retail Holdings, Inc. (the "Company"), at a price of $______ per share, pursuant to the provisions of an option granted to me on March 15, 1999 under the Company's 1999 Stock Option Plan (the "Plan"). I am purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended.

      Enclosed in payment for the Stock is:

      /_____/ my check in the amount of $_____________.

      /_____/ _________ shares of the Company's Class A Common Stock (endorsed for transfer) having a total value of $__________, based on the Fair Market Value (as defined in Article XV of the Plan) of such shares.

      /_____/ subject to the provisions of the Plan, I have elected to pay for the Stock pursuant to a Cashless Exercise (as defined in Section 4 of Article IX of the Plan).

      The following information is supplied for use in issuing and registering the Stock:

            Number of Shares:             __________________________

            Print Name:                   __________________________

            Address:                      __________________________

            Social Security Number:       __________________________

Dated: ____________________

                                    Very truly yours,


                                    ___________________________
                                    Scott Galin

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